EXHIBIT 99.1

BJ’s Restaurants, Inc. Announces Date for First Quarter 2016 Earnings Release and Conference Call

HUNTINGTON BEACH, Calif., April 12, 2016 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (NASDAQ:BJRI) today announced that it will release its first quarter 2016 results after the market closes on Thursday, April 21, 2016.  The Company will host an investor conference call at 2:00 p.m. (Pacific) that same day.  The conference call will be broadcast live over the Internet.  To listen to the conference call, please visit the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software.  An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 174 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ’s Grill® brand names.  BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert.  Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience.  All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant and Brewery locations, its two brewpub in Texas and by independent third party craft brewers.  The Company's restaurants are located in the 23 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.